Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-85829 and 333-51980) of SilverStream Software, Inc. and Form S-3 (Nos. 333-45044 and 333-54854) of SilverStream Software, Inc. and in the related prospectus' of our report dated January 30, 2001, with respect to the consolidated financial statements and schedule of SilverStream Software, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.




                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 13, 2001



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